SHARE PURCHASE AGREEMENT

Date: [April 3], 202[6]

Between:

[POCHE TECHNOLOGY CO., LIMITED] , a company organized and existing under the laws of the British Virgin Islands, with registration number [2184283] and registered address at [Start Chambers, Wickham's Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.] ("**Buyer**"); and

[MARS PRIVACY INC] , a corporation with address at [30 N GOULD ST STE R SHERIDAN, WY 82801 USA] ("**Seller**").

WHEREAS:

The Seller is the lawful owner of [100]% of the issued and outstanding shares of [MARS PRIVACY INC] , a company organized under the laws of the State of [WYOMING], United States (the "**Company**" or "**Target**") ;

The Buyer desires to purchase the Shares, and the Seller desires to sell the Shares, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

Article 1: DEFINITIONS AND INTERPRETATION

1.1 "**Business Day**" means any day (other than Saturday, Sunday, or a federal holiday) on which commercial banks are open for general business in New York, New York.

1.2 "**Closing**" means the completion of the purchase and sale of the Shares as provided in Article 4.

1.3 "**Closing Date**" means the date that is five (5) Business Days after all conditions set forth in Article 5 are satisfied or waived, or such other date as the parties agree in writing.

1.4 "**Governmental Authority**" means any U.S. federal, state, or local government, court, regulatory agency, or administrative body.

1.5 "**Knowledge**" means, with respect to a party, the actual knowledge of such party's executive officers after reasonable inquiry.

1.6 "**Law**" means any U.S. federal, state, or local statute, ordinance, regulation, common law, or order.

1.7 "**Lien**" means any mortgage, pledge, security interest, encumbrance, charge, or other similar restriction.

1.8 "**Material Adverse Effect**" means any change, event, or effect that, individually or in the aggregate, is materially adverse to the business, assets, financial condition, or results of operations of the Company.
Exclusions: (a) changes affecting the industry in which the Company operates generally; (b) changes in Law or GAAP; (c) acts of war, terrorism, natural disasters, or pandemics; (d) general economic or financial market conditions.

1.9 "**Taxes**" means all U.S. federal, state, or local taxes, including income, withholding, sales, use, employment, and property taxes, together with any interest or penalties.

Article 2: PURCHASE AND SALE

2.1 Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer, and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Shares, free and clear of all Liens.

2.2 The aggregate purchase price for the Shares shall be [10,000] United States Dollars (US$[10,000]) (the "**Purchase Price**"), payable in immediately available funds by wire transfer to an account designated by the Seller.

Article 3: REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Seller
The Seller represents and warrants to the Buyer as follows:

(a) **Title**: The Seller is the record and beneficial owner of the Shares, with good and marketable title, free and clear of all Liens.

(b) **Authority**: The Seller has full power and authority to execute this Agreement and complete the transactions contemplated herein. This Agreement constitutes a legal, valid, and binding obligation of the Seller.

(c) **No Conflict**: The execution of this Agreement and the completion of the transactions do not violate any Law, court order, or contract to which the Seller is a party.

(d) **Company Information**: To the Seller's Knowledge: (i) the Company is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) the Shares are duly authorized, validly issued, fully paid, and

non-assessable; (iii) there are no outstanding options, warrants, or rights to acquire any shares of the Company.

(e) Liabilities: To the Seller's Knowledge, the Company has no material liabilities, debts, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, except for (i) liabilities incurred in the ordinary course of business since incorporation, and (ii) fees owed to registered agent for current year not exceeding US$[1].

(f) Corporate Status: To the Seller's Knowledge, the Company is in good standing under the laws of [WYOMING], all franchise taxes and filing fees have been paid, and the Company has not conducted any business operations since incorporation other than maintaining its corporate existence.

3.2 Representations and Warranties of the Buyer
The Buyer represents and warrants to the Seller as follows:

(a) **Organization**: The Buyer is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

(b) **Authority**: The Buyer has full corporate power and authority to execute this Agreement and complete the transactions. This Agreement constitutes a legal, valid, and binding obligation of the Buyer.

(c) **Investment Purpose**: The Buyer is acquiring the Shares for its own account for investment and not with a view to any public distribution within the meaning of the U.S. Securities Act of 1933.

Article 4: CLOSING

4.1 The Closing shall take place remotely via exchange of documents and signatures on the Closing Date.

4.2 Deliveries by the Seller – At Closing, the Seller shall deliver to the Buyer:
(a) the original stock certificate(s) representing the Shares;
(b) a duly executed stock power or assignment separate from certificate;
(c) (if applicable) a copy of the board resolution of the Company approving the transfer;
(d) (if applicable) written resignations of the Seller as a director/officer of the Company.

4.3 Deliveries by the Buyer – At Closing, the Buyer shall:
(a) pay the Purchase Price to the Seller;
(b) deliver to the Seller a copy of the board resolution of the Buyer authorizing the execution of this Agreement.

4.4 Irrevocable Proxy -- The Seller hereby irrevocably appoints any director or officer of the Buyer as its attorney and proxy, effective upon Closing, to attend and vote at any meeting of the Company and exercise all rights as a shareholder until the Shares are formally transferred to the Buyer.

Article 5: CONDITIONS TO CLOSING

5.1 Conditions to Obligations of Both Parties – The obligations of both parties are subject to the satisfaction (or waiver) on or before the Closing Date of:
(a) **No Injunction**: No court or Governmental Authority has issued an order prohibiting the Closing.
(b) **Government Approvals**: All required U.S. government approvals, including any applicable CFIUS clearance or expiration/termination of any HSR waiting period, have been obtained.

5.2 Conditions to Obligations of the Buyer – The Buyer's obligation to close is subject to the satisfaction (or waiver by the Buyer) of:
(a) the accuracy of the Seller's representations and warranties as of the date hereof and as of the Closing Date;
(b) the Seller having performed all material obligations required to be performed at or prior to Closing;
(c) no Material Adverse Effect having occurred since the date hereof.

5.3 Buyer's Remedies for Seller's Failure -- If the Seller fails to comply with any of its obligations under Article 4.2, the Buyer may, at its option: (a) defer the Closing Date by up to [7] days; (b) rescind this Agreement; or (c) proceed to Closing so far as practicable, without prejudice to any other rights or remedies.

Article 6: TERMINATION

6.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

6.2 By Mutual Consent: By the mutual written consent of the Purchaser (a BVI business company) and the Sellers.

6.3 Outside Date: By either the Purchaser or the Seller, if the Closing has not occurred on or before [Insert Date, e.g., December 31, 2026] (the "Outside Date"); provided, however, that the right to terminate under this Section shall not be available to any party whose breach of a representation, warranty, or covenant has been the primary cause of the failure of the Closing to occur.

6.4 Legal Restraint: By either the Purchaser or the Seller, if any Governmental Authority of competent jurisdiction (including those in the United States or the

British Virgin Islands) shall have issued a final, non-appealable order, decree, or ruling permanently restraining, enjoining, or otherwise prohibiting the transaction.

6.5 Breach by Seller: By the Purchaser, if there has been a material breach by the Seller of any representation, warranty, or covenant contained in this Agreement, which breach (i) would result in a failure of a closing condition and (ii) cannot be cured or has not been cured within [30] days after written notice is provided.

6.6 Breach by Purchaser: By the Seller, if there has been a material breach by the Purchaser of any representation, warranty, or covenant, subject to the same cure period and materiality thresholds as above.

6.7 Effect of Termination. In the event of termination above-stated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party; provided, however, that:

(1) The mutual duty of Confidentiality and Article 9 shall survive such termination.

(2) Nothing herein shall relieve any party from liability for any willful breach or fraud occurring prior to such termination.

Article 7: COVENANTS

7.1 Conduct of Business Pending Closing – From the date hereof until the Closing Date, the Seller shall cause the Company to operate only in the ordinary course of business consistent with past practice, and without the Buyer's prior written consent, shall not: (i) issue any additional shares or options; (ii) declare any dividend; (iii) sell material assets (over US$[1]); or (iv) increase employee compensation.

7.2 Access and Information – The Seller shall provide the Buyer and its advisors reasonable access to the properties, books, and records of the Company for due diligence purposes.

7.3 Exclusivity -- From the date hereof until the earlier of (a) the Closing Date, or (b) the termination of this Agreement pursuant to Article 6, the Seller shall not, directly or indirectly, (i) solicit, initiate, or encourage any inquiry, proposal, or offer from any person other than the Buyer relating to the acquisition of the Shares or the Company, or (ii) participate in any discussions or negotiations regarding the foregoing.

7.4 Further Assurance -- From and after the Closing, each party shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments and take such further actions as the other party may reasonably

request to effectively transfer the Shares and give effect to the transactions contemplated by this Agreement.

Article 7: INDEMNIFICATION

7.1 Indemnification by the Seller – The Seller shall indemnify, defend, and hold harmless the Buyer and its affiliates, directors, officers, and employees ("**Buyer Indemnitees**") from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) ("**Losses**") arising out of:
(a) any inaccuracy or breach of a representation or warranty of the Seller contained in this Agreement; or
(b) any breach of a covenant or obligation of the Seller.

7.2 Limitations – (a) **Threshold**: No claim shall be made until aggregate Losses exceed US$[1] (after which the Seller is liable for the entire amount).
(b) **Cap**: The maximum aggregate liability of the Seller under this Article 7 shall not exceed [100]% of the Purchase Price.
(c) **Survival**: Claims for breaches of fundamental representations (title, authority) survive indefinitely; all other representations survive for [12-24] months after Closing.

7.3 Indemnification by the Buyer – The Buyer shall indemnify the Seller for any Losses arising out of a breach of the Buyer's representations, warranties, or covenants.

Article 8: TAX MATTERS

8.1 Withholding – The Buyer shall be entitled to deduct and withhold from any payment made to the Seller such amounts as are required to be withheld under the U.S. Internal Revenue Code or applicable state law. The Buyer shall provide evidence of any such withholding to the Seller.

8.2 Transfer Taxes – Any transfer, stamp, documentary, or similar taxes incurred in connection with the transfer of the Shares shall be borne by [Seller].

8.3 FIRPTA – At Closing, the Seller shall deliver to the Buyer an affidavit of non-foreign status (IRS Form W-9 or appropriate certification under Section 1445 of the Internal Revenue Code) stating that the Seller is not a "foreign person" for purposes of U.S. federal income tax.

Article 9: GOVERNING LAW AND DISPUTE RESOLUTION

9.1 Governing Law – This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

9.2 Arbitration – Any dispute arising out of or relating to this Agreement shall be finally resolved by binding arbitration administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules. The place of arbitration shall be Wilmington, Delaware (or New York, New York). The language of the arbitration shall be English. Judgment upon the award may be entered in any court having jurisdiction.

9.3 Jurisdiction – For purposes of enforcing any arbitration award or seeking interim relief, each party irrevocably submits to the exclusive jurisdiction of the federal or state courts located in Delaware.

Article 10: GENERAL PROVISIONS

10.1 Entire Agreement – This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements.

10.2 Amendment – No amendment to this Agreement shall be effective unless in writing and signed by both parties.

10.3 Notices – All notices shall be in writing and sent to the addresses first written above (or as updated in writing), by certified mail, overnight courier, or email (with confirmed receipt).

10.4 Severability – If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

10.5 Counterparts – This Agreement may be executed in counterparts (including by electronic signature in PDF format), each of which shall be deemed an original.

10.6 Expenses -- Each party shall bear its own legal, accounting, and other costs and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby, regardless of whether the Closing occurs.

10.7 Survival -- This Agreement shall remain in full force and effect after the Closing in respect of all representations, warranties, covenants, and indemnities that by their nature are intended to survive Closing, including but not limited to the obligations under Articles 7 and 8.

10.8 Assignment -- Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, except

that the Buyer may assign this Agreement to its Affiliate without the Seller's consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

[POCHE TECHNOLOGY CO., LIMITED]

For and on behalf of
POCHE TECHNOLOGY CO., LIMITED

By: ______________________

Authorized Signature(s)

SELLER:

[MARS PRIVACY INC]

MARS PRIVACY INC

By: ______________________